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                                                                      EXHIBIT 15


                          Letter of Ernst & Young LLP
       Re Unaudited Condensed Consolidated Interim Financial Information


The Board of Directors
Oxford Health Plans, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3 No. 333-77529) of Oxford Health Plans, Inc. for the registration of 10,829,507 shares of its Common Stock of our report dated April 28, 2000 relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2000, our report dated July 28, 2000, relating to the unaudited condensed consolidated interim financial statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended June 30, 2000 and our report dated October 27, 2000 relating to the unaudited condensed consolidated interim statements of Oxford Health Plans, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2000.



                                             /s/ Ernst & Young LLP


New York, New York
January 8, 2001